Exhibit 5.2

Bryan Cave HRO

Bryan Cave HRO
1700 Lincoln Street, Suite 4100
Denver, CO 80203-4541
Tel (303) 861-7000
Tel (303) 866-0200
www.bryancave.com

April 17, 2013

Re: Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special local counsel to Affinity Gaming Black Hawk, LLC, a Colorado limited liability company (the “Company”), with respect to the laws of the State of Colorado in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Affinity Gaming, a Nevada corporation (“Affinity Gaming”), and Affinity Gaming Finance Corp., a Nevada corporation (“Affinity Finance” and, together with Affinity Gaming, the “Issuers”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on or about the date hereof. The Registration Statement relates to the registration of an aggregate principal amount of $200,000,000 of 9% Senior Notes due 2018 (the “Exchange Notes”), to be guaranteed by the Guarantors (as defined in the Indenture described below), including the Company (the “Guarantors”), pursuant to an exchange offer (the “Exchange Offer”) by the Issuers described in the Registration Statement. The Exchange Notes are to be issued in exchange for and in replacement of the Issuers' outstanding 9.00% Senior Notes due 2018 and related guarantees (the “Old Notes”), which Old Notes were previously issued under the Indenture dated May 9, 2012 (the “Indenture”), among the Issuers, the Guarantors, U.S. Bank, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, registrar, transfer agent and authenticating agent. This opinion is being delivered at the request of the Issuers and the Company. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Registration Statement.
In connection with this opinion, we have examined the following documents:

i.	The Indenture, including the guarantee (the “Guarantee”) by the Company set forth in Article X thereof;

ii.	Photocopies of the articles of organization and operating agreement of the Company and applicable resolutions of the Board of Managers of the Company relating to the Registration

Affinity Gaming
April 17, 2013

Statement, the Indenture and the Guarantee, certified as being complete, true and correct by a Manager of the Company;

iii.	Certificate issued by the Colorado Secretary of State, dated April 16, 2013, relating to the good standing of the Company in the State of Colorado; and

iv.	The Registration Statement.
In such examination, we have assumed the genuineness of all signatures, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photocopies of originals and the authenticity of the originals of such copies. As to all factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent verification) relied upon, and assumed the accuracy and completeness of, the certificates and documents described above and the representations and warranties contained in the Indenture and the other documents and instruments examined by us. In connection with this opinion, we have assumed that the Exchange Notes will be issued and sold in the manner described in the Registration Statement.
Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture, the Exchange Notes and the Guarantee, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to all of which we express no opinion):
1.    The Company is a limited liability company, validly existing and in good standing under the laws of the State of Colorado.
2.    The Company has the requisite limited liability company power to perform its obligations under the Indenture (including the Guarantee therein).
3.    The execution, delivery and performance by the Company of the Indenture (including the Guarantee therein) have been duly authorized by all requisite limited liability company action on the part of the Company, and the Indenture has been duly executed and delivered by the Company.
4.    The execution and delivery by the Company of the Indenture (including the Guarantee therein) do not require the Company to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Colorado, other than (i) approvals and filings previously obtained or made and in full force and effect and (ii) except such as may be required under Act or the Securities Exchange Act of 1934, and any rules or regulations adopted thereunder, the Trust Indenture Act of 1939, as amended, or any state “blue sky” or similar laws, in each case as amended, as to each of which we express no opinion.
5.    If executed and delivered on the date hereof, the execution and delivery of the Indenture (including the Guarantee therein) by the Company would not violate (a) any statute, rule or regulation of the State of Colorado known to us to be applicable to the Company or (b) the Company's articles of organization or operating agreement.

Affinity Gaming
April 17, 2013

In rendering this opinion we have made no examination of and express no opinion with respect to (i) the characterization of the transactions contemplated by the Registration Statement under tax laws and regulations or the tax liabilities of the parties with respect thereto, (ii) matters of anti-trust laws, (iii) matters relating to the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and similar matters of local law, and judicial decisions to the extent that they deal with any of the foregoing, (iv) matters of securities laws, including, without limitation, any blue sky laws, (v) compliance with applicable antifraud statutes, rules or regulations, (vi) matters of anti-money laundering laws, or (vii) insolvency, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health or safety laws. Without limiting the foregoing, no opinion is expressed herein with respect to (a) the qualification of the Exchange Notes or the Guarantee under the securities or blue sky laws of any federal, state or any foreign jurisdiction, (b) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof or (c) the Trust Indenture Act of 1939, as amended.
The opinions expressed herein are limited to the substantive laws of the State of Colorado. The opinions expressed herein with respect to the valid existence and good standing of the Company in the State of Colorado are based solely upon the certificates of good standing reviewed by us. In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.
We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to such time as the Registration Statement is declared effective and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions; provided that Kirkland & Ellis LLP may rely upon this opinion as if it were addressed to such firm in connection with the opinion of such firm to be filed with the SEC with respect to the Registration Statement.
Very truly yours,
/s/ BRYAN CAVE LLP